Exhibit 99.1

Encore Capital Group Announces First Quarter 2014 Financial Results; Diversification and Expansion Progress Drives Record Quarter

•	Collections increase 47%, to record $397 million

•	Estimated Remaining Collections increase to record $4.76 billion

•	GAAP EPS increases 3% to $0.82

•	Non-GAAP Economic EPS increases 26% to record $1.08

•	Propel acquires nationwide tax lien portfolio and servicing platform

•	Board of Directors approves $50 million share repurchase

SAN DIEGO, May 8, 2014 -- Encore Capital Group, Inc. (NASDAQ: ECPG), an international specialty finance company providing debt recovery solutions for consumers and property owners across a broad range of assets, today reported consolidated financial results for the first quarter ended March 31, 2014.

“Encore delivered strong first quarter financial performance,” said Ken Vecchione, President and Chief Executive Officer. “This quarter, we grew collections by nearly 50 percent, posted record Economic EPS, and grew our Estimated Remaining Collections to nearly $4.8 billion.

“At the same time, we have strengthened our global footprint and diversified our portfolio,” Vecchione continued. “Following our recent acquisitions in the United Kingdom, we have become the largest unsecured debt buyer in the U.K., and we now provide a full range of offerings to issuers. In Latin America, we continue to work with Refinancia to strengthen our foothold. And through our Propel subsidiary, our tax lien operation now encompasses 22 states.

“Taken together, these results show that we are continuing to deliver on our commitment to drive earnings growth and increase shareholder value, as well as to solidify our status as a leading international specialty finance company,” Vecchione said.

On April 1, 2014, Encore successfully closed the acquisition of a controlling interest in Grove Holdings, the parent company of Grove Capital Management. Grove will provide Encore with a leadership position in the purchasing and servicing of individual voluntary arrangements, or IVAs, in the U.K.

On May 6, 2014, Encore’s Propel Financial Services subsidiary completed the first securitization of its tax lien portfolio in Texas, confirming Encore’s industry leadership in this market while providing a competitive funding advantage and a platform for future growth.

Also in May, Propel acquired a nationwide tax lien portfolio and servicing platform from a national acquirer of tax liens in an asset transaction valued at $43 million. The acquisition strengthens Propel’s established servicing platform and expands Propel’s reach to 22 states across the country.

Financial Highlights for the First Quarter of 2014:

•	Gross collections from the portfolio purchasing and recovery business grew 47% to $396.7 million, compared to $270.2 million in the same period of the prior year.

•
Investment in receivable portfolios in the portfolio purchasing and recovery business was $467.6 million, to purchase $4.3 billion in face value of debt, compared to $58.8 million, to purchase $1.6 billion in face value of debt in the same period of the prior year.

Encore Capital Group, Inc.

•
Available capacity under Encore’s revolving credit facility, subject to borrowing base and applicable debt covenants, was $470 million as of March 31, 2014, not including the $250 million additional capacity provided by the facility’s accordion feature. Total debt was $2.6 billion as of March 31, 2014, compared to $1.9 billion as of December 31, 2013.

•	Total revenues increased 75% to $253.7 million, compared to $144.6 million in the same period of the prior year.

•
Total operating expenses increased 75% to $185.5 million, compared to $105.9 million in the same period of the prior year. Adjusted Operating Expenses (defined as operating expenses excluding stock-based compensation expense, expenses related to non-portfolio purchasing and recovery business, one-time charges, and acquisition related legal and advisory expenses) per dollar collected for the portfolio purchasing and recovery business increased to 38.4%, compared to 35.7% in the same period of the prior year.

•
Adjusted EBITDA (defined as net income before interest, taxes, depreciation and amortization, stock-based compensation expenses, portfolio amortization, one-time charges, and acquisition and integration related expenses), increased 43% to $249.7 million, compared to $174.5 million in the same period of the prior year.

•	Total interest expense increased to $38.0 million, as compared to $6.9 million in the same period of the prior year, reflecting the financing of Encore’s recent acquisitions.

•
Net income attributable to Encore was $23.2 million, or $0.82 per fully diluted share, compared to net income attributable to Encore of $19.4 million, or $0.80 per fully diluted share, in the same period of the prior year.

•
Adjusted Income Attributable to Encore (defined as net income attributable to Encore excluding the noncontrolling interest, non-cash interest and issuance cost amortization, one-time charges, and acquisition and integration related expenses, all net of tax) increased to $28.8 million, compared to Adjusted Income Attributable to Encore of $20.9 million in the same period of the prior year.

•
Adjusted Income Attributable to Encore per Share (also referred to as Economic EPS) grew 26% to $1.08, compared to $0.86 in the same period of the prior year. In the first quarter, Economic EPS adjusts for approximately 1.5 million shares associated with convertible notes that will not be issued but are reflected in the fully diluted share count for accounting purposes.

Conference Call and Webcast
The Company will hold a conference call today at 2:00 p.m. Pacific time / 5:00 p.m. Eastern time to discuss first quarter financial results.
Members of the public are invited to listen to the event via a listen-only telephone conference call line or the Internet. To access the live telephone conference call, please dial (877) 670-9781 or (631) 456-4378. The Conference ID is 35733408. To access the live webcast via the Internet, log on to the Investors page of the Company's website at www.encorecapital.com.
Non-GAAP Financial Measures
This news release includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company has included Adjusted Income Attributable to Encore and Adjusted Income Attributable to Encore per Share (also referred to as Economic EPS when adjusted for certain shares associated with our convertible notes that will not be issued but are reflected in the fully diluted share count for accounting purposes) because management uses this measure to assess operating performance, in order to highlight trends in the Company’s business

Encore Capital Group, Inc.

that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. The Company has included information concerning Adjusted EBITDA because management utilizes this information, which is materially similar to a financial measure contained in covenants used in the Company’s revolving credit facility, in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. The Company has included information concerning Adjusted Operating Expenses in order to facilitate a comparison of approximate cash costs to cash collections for the portfolio purchasing and recovery business in the periods presented. Adjusted Income Attributable to Encore, Adjusted Income Attributable to Encore per Share/Economic EPS, Adjusted EBITDA, and Adjusted Operating Expenses have not been prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income and total operating expenses as indicators of the Company’s operating performance. Further, these non-GAAP financial measures, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. The Company has attached to this news release a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.
About Encore Capital Group, Inc.
Encore Capital Group, an international specialty finance company with operations spanning seven countries, provides debt recovery solutions for consumers and property owners across a broad range of assets. Through its subsidiaries, the Company purchases portfolios of consumer receivables from major banks, credit unions, and utility providers, and partners with individuals as they repay their obligations and work toward financial recovery. Through its Propel Financial Services subsidiary, the Company assists property owners who are delinquent on their property taxes by structuring affordable monthly payment plans and purchases delinquent tax liens directly from selected taxing authorities. Through its subsidiaries in the United Kingdom, Cabot Credit Management and Marlin Financial Services, the Company is a market-leading acquirer and manager of consumer debt in the United Kingdom and Ireland. Through its Grove Capital Management subsidiary, the Company acquires and manages consumer non-performing loans, including insolvencies in the United Kingdom (in particular, individual voluntary arrangements, or IVAs) and non-bank receivables in Spain. Through its Refinancia subsidiary, the Company services distressed consumer debt in Colombia and Peru. Encore's success and future growth are driven by its sophisticated and widespread use of analytics, its broad investments in data and behavioral science, the significant cost advantages provided by its highly efficient operating model and proven investment strategy, and the Company's demonstrated commitment to conducting business ethically and in ways that support its consumers' financial recovery.
Headquartered in San Diego, Encore is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P SmallCap 600, and the Wilshire 4500. More information about the Company can be found at www.encorecapital.com. More information about the Company's Cabot Credit Management subsidiary can be found at www.cabotcm.com.
Encore Capital Group’s website and Cabot Credit Management’s website, and the information contained therein, are not incorporated into and are not a part of this press release.
Forward Looking Statements
The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” "may," "believe," "projects," "expects," "anticipates" or the negation thereof, or similar expressions, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). These statements may include, but are not limited to, statements regarding our future operating results, performance, business plans or prospects. For all "forward-looking statements," the Company claims

Encore Capital Group, Inc.

the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K and 10-Q, as they may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Contact:
Encore Capital Group, Inc.
Paul Grinberg (858) 309-6904
paul.grinberg@encorecapital.com
Bruce Thomas (858) 309-6442
bruce.thomas@encorecapital.com

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Financial Condition
(In Thousands, Except Par Value Amounts)
(Unaudited)

	March 31, 2014	December 31, 2013
Assets
Cash and cash equivalents	$196,389	$126,213
Investment in receivable portfolios, net	1,904,030	1,590,249
Deferred court costs, net	42,679	41,219
Receivables secured by property tax liens, net	209,455	212,814
Property and equipment, net	55,879	55,783
Other assets	181,697	154,783
Goodwill	844,567	504,213
Total assets	$3,434,696	$2,685,274
Liabilities and stockholders’ equity
Liabilities:
Accounts payable and accrued liabilities	$124,803	$137,272
Debt	2,612,133	1,850,431
Other liabilities	99,469	95,100
Total liabilities	2,836,405	2,082,803
Commitments and contingencies
Redeemable noncontrolling interest	26,434	26,564
Redeemable equity component of convertible senior notes	11,176	—
Stockholders’ equity:
Convertible preferred stock, $.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.01 par value, 50,000 shares authorized, 25,681 shares and 25,457 shares issued and outstanding as of March 31, 2014 and December 31, 2013, respectively	257	255
Additional paid-in capital	132,290	171,819
Accumulated earnings	417,808	394,628
Accumulated other comprehensive gain	6,932	5,195
Total Encore Capital Group, Inc. stockholders’ equity	557,287	571,897
Noncontrolling interest	3,394	4,010
Total stockholders’ equity	560,681	575,907
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$3,434,696	$2,685,274

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Income
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Revenues
Revenue from receivable portfolios, net	$237,568	$140,683
Other revenues	11,349	301
Net interest income	4,824	3,602
Total revenues	253,741	144,586
Operating expenses
Salaries and employee benefits	58,137	28,832
Cost of legal collections	49,825	42,258
Other operating expenses	26,423	13,265
Collection agency commissions	8,276	3,329
General and administrative expenses	36,694	16,342
Depreciation and amortization	6,117	1,846
Total operating expenses	185,472	105,872
Income from operations	68,269	38,714
Other (expense) income
Interest expense	(37,962)	(6,854)
Other income	265	159
Total other expense	(37,697)	(6,695)
Income before income taxes	30,572	32,019
Provision for income taxes	(11,742)	(12,571)
Net income	18,830	19,448
Net loss attributable to noncontrolling interest	4,350	—
Net income attributable to Encore Capital Group, Inc. stockholders	$23,180	$19,448

Earnings per share attributable to Encore Capital Group, Inc.:

Basic	$0.90	$0.83
Diluted	$0.82	$0.80

Weighted average shares outstanding:
Basic	25,749	23,446
Diluted	28,196	24,414

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited, In Thousands)

	Three Months Ended March 31,
	2014	2013
Operating activities:
Net income	$18,830	$19,448
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	6,117	1,846
Other non-cash interest expense	5,254	1,517
Stock-based compensation expense	4,836	3,001
Deferred income taxes	4,767	207
Excess tax benefit from stock-based payment arrangements	(2,629)	(983)
Reversal of allowances on receivable portfolios, net	(3,230)	(1,006)
Changes in operating assets and liabilities
Deferred court costs and other assets	(15,213)	(1,671)
Prepaid income tax and income taxes payable	3,123	4,314
Accounts payable, accrued liabilities and other liabilities	(24,446)	(2,980)
Net cash (used in) provided by operating activities	(2,591)	23,693
Investing activities:
Cash paid for acquisition, net of cash acquired	(257,726)	—
Purchases of receivable portfolios, net of put-backs	(257,175)	(57,893)
Collections applied to investment in receivable portfolios, net	161,927	130,493
Originations and purchases of receivables secured by tax liens	(19,123)	(27,446)
Collections applied to receivables secured by tax liens	22,085	11,812
Purchases of property and equipment	(2,978)	(2,315)
Net cash (used in) provided by investing activities	(352,990)	54,651
Financing activities:
Payment of loan costs	(14,222)	(2,340)
Proceeds from credit facilities	457,266	33,741
Repayment of credit facilities	(447,045)	(91,800)
Proceeds from senior secured notes	288,645	—
Repayment of senior secured notes	(3,750)	(2,500)
Proceeds from issuance of convertible senior notes	161,000	—
Proceeds from issuance of preferred equity certificates	18,864	—
Repayment of preferred equity certificates	(4,537)	—
Purchases of convertible hedge instruments	(33,576)	—
Proceeds from exercise of stock options	1,214	846
Taxes paid related to net share settlement of equity awards	(5,244)	(2,872)
Excess tax benefit from stock-based payment arrangements	2,629	983
Other, net	(391)	(2,008)
Net cash provided by (used in) financing activities	420,853	(65,950)
Net increase in cash and cash equivalents	65,272	12,394
Effect of exchange rate changes on cash	4,904	—
Cash and cash equivalents, beginning of period	126,213	17,510
Cash and cash equivalents, end of period	$196,389	$29,904
Supplemental disclosures of cash flow information:
Cash paid for interest	$41,130	$5,485
Cash paid for income taxes	6,103	7,520
Supplemental schedule of non-cash investing and financing activities:
Fixed assets acquired through capital lease	$1,169	$674

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Supplemental Financial Information
Reconciliation of Adjusted Income Attributable to Encore to GAAP Net Income Attributable to Encore, Adjusted EBITDA to GAAP Net Income, and Adjusted Operating Expenses to GAAP Total Operating Expenses
(In Thousands, Except Per Share amounts) (Unaudited)

	Three Months Ended March 31,
	2014			2013
	$	Per Diluted Share— Accounting	Per Diluted Share— Economic	$	Per Diluted Share— Accounting	Per Diluted Share— Economic
GAAP net income attributable to Encore, as reported	$23,180	$0.82	$0.87	$19,448	$0.80	$0.80
Adjustments:
Convertible notes non-cash interest and issuance cost amortization, net of tax	1,291	0.05	0.05	673	0.03	0.03
Acquisition and integration related expenses, net of tax	4,358	0.15	0.16	775	0.03	0.03
Adjusted income attributable to Encore	$28,829	$1.02	$1.08	$20,896	$0.86	$0.86

	Three Months Ended March 31,
	2014	2013
GAAP net income, as reported	$18,830	$19,448
Adjustments:
Interest expense	37,962	6,854
Provision for income taxes	11,742	12,571
Depreciation and amortization	6,117	1,846
Amount applied to principal on receivable portfolios	159,106	129,487
Stock-based compensation expense	4,836	3,001
Acquisition related legal and advisory fees	11,081	1,276
Adjusted EBITDA	$249,674	$174,483

	Three Months Ended March 31,
	2014	2013
GAAP total operating expenses, as reported	$185,472	$105,872
Adjustments:
Stock-based compensation expense	(4,836)	(3,001)
Operating expenses related to non-portfolio purchasing and recovery business	(17,154)	(5,274)
Acquisition related legal and advisory fees	(11,081)	(1,276)
Adjusted operating expenses	$152,401	$96,321

SOURCE Encore Capital Group, Inc.